Exhibit 10.2

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of December 13, 2018, by and between CLR Roasters, LLC, a Florida limited liability company (“Borrower”), Siles Family Plantation Group S.A., a company formed under the laws of Nicaragua (“SFPG”), and Carl Grover (“Lender”).

RECITALS

Borrower has requested the Lender extend credit from time to time and the Lender is willing to extend such credit to Borrower, subject to the terms and conditions hereinafter set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. DEFINITIONS. As used herein, the following words and terms shall have the following meanings:

“Agreement” shall mean this Credit Agreement, dated as of December 13, 2018, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

“Borrowing Date” shall mean, with respect to any Loan, the date on which such Loan is disbursed to Borrower.

“Business Day” shall mean (a) any day not a Saturday, Sunday or legal holiday, on which banks in New York City are open for business.

“Commitment” shall mean the Credit Commitment.

“Credit Commitment” shall mean the Lender’s obligation to make Credit Loans to Borrower in an aggregate amount of Five Million Dollars ($5,000,000).

“Credit Commitment Period” shall mean the period from and including the date hereof to, not including, the Credit Commitment Termination Date or such earlier date as the Credit Commitment shall terminate as provided herein.

“Credit Commitment Termination Date” shall mean December 12, 2020.

“Credit Loans” shall have the meaning set forth in Section 2.01(a).

“Credit Notes” shall have the meaning set forth in Section 2.02.

“Default” shall mean any condition or event which upon notice, lapse of time or both would constitute an Event of Default.

“Eligible Credit Assets” shall mean the Borrower’s cash, hedging accounts and its green coffee inventory.

“Event of Default” shall have the meaning set forth in Article VII.

“Governmental Authority” shall mean any nation or government, any state, province, city or municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

“Guarantee” shall mean that certain Guarantee, dated of December 13, 2018, executed by SFPG.

“Loan Documents” shall mean, collectively, this Agreement, the Credit Notes and the Security Agreement, as each of the same may hereafter be amended, restated, supplemented or otherwise modified from time to time, as well as any and all ancillary documents and instruments contemplated by the forgoing.

“Market Value” of the (i) cash and hedging accounts shall mean their actual dollar amount, and (ii) the green coffee inventory shall mean fifty percent (50%) of the fair market value of the Borrower’s green coffee inventory as determined in accordance with U.S. generally accepted accounting principles.

“Material Adverse Effect” shall mean an effect which materially and adversely impacts or limits (a) the business, operations, property, prospects or condition (financial or otherwise) of Borrower or (b) the validity or enforceability of (i) this Agreement or any of the other Loan Documents or (ii) the rights or remedies of the Lender hereunder or thereunder.

“Notice of Borrowing” shall mean Borrower’s notice to Lender of a request for a Credit Loan hereunder.

“Obligations” shall mean all obligations, liabilities and indebtedness of Borrower to Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, arising under or relating to this Agreement, the Credit Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of Borrower with respect to the principal of and interest on the Credit Loans (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, and interest that but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding), and all fees, costs, expenses and indemnity obligations of Borrower hereunder, under any other Loan Document.

“Person” shall mean any natural person, corporation, limited liability company, limited liability partnership, business trust, joint venture, association, company, partnership or Governmental Authority.

“Security Agreement” shall mean that certain Security Agreement, dated of December 13, 2018, by and between the Borrower and Lender, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time.

ARTICLE II
CREDIT LOANS

SECTION 2.01. CREDIT LOANS.

(a) Subject to the terms and conditions, and relying upon the representations and warranties, set forth herein, Lender agrees to make loans (individually a “Credit Loan” and, collectively, the “Credit Loans”) to Borrower from time to time during the Credit Commitment Period in the amount up to its Credit Commitment. Outstanding borrowings under the Credit Loans to the maximum extent of the Credit Commitment shall not at any time exceed the aggregate Market Value of the Eligible Credit Assets.

(b) Borrower shall give Lender irrevocable written notice (or telephonic notice promptly confirmed in writing) not later than 11:00 a.m. (New York, New York time), five Business Days prior to the date of each proposed Credit Loan under this Section 2.01. Such notice shall be irrevocable and shall specify: (i) the amount of the proposed borrowing (which may not be less than $100,000.00) and (ii) the proposed Borrowing Date.

(c) The agreement of the Lender to make Credit Loans pursuant to this Section 2.01 shall automatically terminate on the Credit Commitment Termination Date.

SECTION 2.02. CREDIT NOTES. The Credit Loans made by the Lender shall each be evidenced by a secured promissory note of Borrower (the “Credit Notes”), substantially in the form attached hereto as Exhibit A, appropriately completed, duly executed and delivered on behalf of Borrower and payable to the order of the Lender in a principal amount which when added to the principal amount of all other Credit Loans under this Agreement previously made by Lender to Borrower shall not exceed its Credit Commitment. The Credit Notes will have a two-year term and bear interest at a rate equal to eight percent (8%) per annum, payable quarterly.

SECTION 2.03 COLLATERAL. As security for all Obligations of Borrower to the Lender, Borrower hereby grants to the Lender a security interest in all of Borrower’s green coffee inventory, which security interest shall be evidenced and subject to the terms of the Security Agreement which shall be entered into simultaneously with the execution of this Agreement and shall be subordinate to certain debt owed to Crestmark Bank and pari passu with certain holders of notes issued by the Borrower’s parent company in 2014.

SECTION 2.04 GUARANTIES. The payment and performance of all Obligations of Borrower to the Lender under the Credit Loans shall be guaranteed by SFPG.

ARTICLE III
PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT;
FEES AND PAYMENTS

SECTION 3.01. USE OF PROCEEDS. The proceeds of the Credit Loans shall be used by Borrower to purchase green coffee inventory and/or engage in hedging transactions with respect to its green coffee inventory and for general working capital purposes.

SECTION 3.02. PREPAYMENTS. Borrower may at any time and from time to time prepay the then outstanding Credit Loans, in whole or in part, without premium or penalty. Any prepayment of principal of a Loan pursuant to this Section 3.02 shall be accompanied by accrued interest to the date prepaid on the amount prepaid.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

In order to induce the Lender to enter into this Agreement and to extend the credit herein provided for, Borrower represents and warrants to the Lender that:

SECTION 4.01. ORGANIZATION, POWERS. Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its formation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation the Credit Notes and Security Agreement. SFPG (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, (c) is duly qualified to do business in every jurisdiction wherein the conduct of its business or the ownership of its properties are such as to require such qualification except those jurisdictions in which the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and (d) has the power to execute, deliver and perform each of the Loan Documents to which it is a party, including, without limitation the Guarantee.

SECTION 4.02. AUTHORIZATION OF BORROWING, ENFORCEABLE OBLIGATIONS. The execution, delivery and performance by Borrower and SFPG of this Agreement and the other Loan Documents to which it is a party, (a) have been duly authorized by all requisite corporate, or other action, (b) will not violate or require any consent (other than consents as have been made or obtained and which are in full force and effect) under (i) any provision of law applicable to Borrower or SFPG, any rule or regulation of any Governmental Authority, or the Certificate of Incorporation or By-laws or Operating Agreement, as applicable, of Borrower or SFPG, or (ii) any order of any court or other Governmental Authority binding on Borrower or SFPG or any indenture, agreement or other instrument to which is a party, or by which Borrower or SFPG or any of their properties are bound, and (c) will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, of any nature whatsoever upon any of the property or assets of Borrower or SFPG other than as contemplated by this Agreement or the other Loan Documents. This Agreement and each other Loan Document to which Borrower and SFPG is a party constitutes a legal, valid and binding obligation of Borrower and SFPG, as the case may be, enforceable against Borrower and SFPG, in accordance with its terms.

SECTION 4.03. TITLE TO PROPERTIES. Borrower and SFPG have good title to their properties and assets.

SECTION 4.04. LITIGATION. (a) There are no actions, suits or proceedings (whether or not purportedly on behalf of Borrower or SFPG) pending or, to the knowledge of Borrower or SFPG, threatened against or affecting Borrower or SFPG at law or in equity or before or by any Governmental Authority, which involve any of the transactions contemplated herein or which, if adversely determined against Borrower or SFPG, could reasonably be expected to result in a Material Adverse Effect; and (b) neither Borrower or SFPG is in default with respect to any judgment, writ, injunction, decree, rule or regulation of any Governmental Authority which could reasonably be expected to result in a Material Adverse Effect.

SECTION 4.05. AGREEMENTS. Neither Borrower nor SFPG is a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or regulation which could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor SFPG is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

SECTION 4.06. USE OF PROCEEDS. The proceeds of each Credit Loan hereunder shall be used for the purposes permitted under Section 3.01.

SECTION 4.07. APPROVALS. No registration with or consent or approval of, or other action by, any Governmental Authority or any other Person is required in connection with the execution, delivery and performance of this Agreement by Borrower or SFPG, or with the execution and delivery of any other Loan Documents to which it is a party.

SECTION 4.08. NO DEFAULT. No Default or Event of Default has occurred and is continuing.

SECTION 4.09. PERMITS AND LICENSES. Borrower and SFPG have all permits, licenses, certifications, authorizations and approvals required for them lawfully to own and operate their businesses except those the failure of which to have could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.10. COMPLIANCE WITH LAW. Borrower and SFPG are in compliance, with all laws, rules, regulations, orders and decrees which are applicable to Borrower and SFPG, as the case may be, or to any of their respective properties

ARTICLE V
CONDITIONS OF LENDING

SECTION 5.01. CONDITIONS TO CREDIT LOANS. The obligation of Lender to make Credit Loans hereunder is subject to the following conditions precedent:

(a) OFFICER'S CERTIFICATE. On each closing date of a Credit Loan, the Lender shall have received a certificate dated the closing date, executed by an Executive Officer of the Borrower confirming compliance with the following conditions: (i) The representations and warranties by Borrower pursuant to this Agreement and the other Loan Documents to which each is a party shall be true and correct in all material respects on and as of the Borrowing Date, with the same effect as though such representations and warranties had been made on and as of such date unless such representation is as of a specific date, in which case, as of such date; (ii) No Default or Event of Default shall have occurred and be continuing on the Borrowing Date or will result after giving effect to the Loan requested; (iii) After giving effect to any requested Credit Loan, the aggregate Credit Loans shall not exceed the Credit Commitment; and (iv) After giving effect to any requested Credit Loan the outstanding amount under all Credit Loans in the aggregate shall not exceed the then Market Value of the Eligible Credit Assets.

(b) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding affecting Borrower or SFPG pending or, to the knowledge of Borrower or SFPG, threatened before any court, governmental agency or arbiter that could reasonably be expected to be adversely determined against Borrower or SFPG and, if so adversely determined, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) CONSENTS AND APPROVALS. All governmental and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the other Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender that imposes materially adverse conditions upon the transactions contemplated hereby.

(d) NOTICE OF BORROWING. The Lender shall have received a Notice of Borrowing duly executed by an Executive Officer with respect to the requested Loan.

(e) DOCUMENTATION. The Lender shall have received, each of the following, duly executed, (i) the Security Agreement executed by the Borrower and (ii) the Guarantee executed by SFPG. The Lender shall also receive an inventory collateral report supporting the requested Credit Loan amount.

ARTICLE VI
AFFIRMATIVE COVENANTS

Borrower and SFPG covenant and agree with Lender that so long as the Commitment from such Lender remains in effect, or any of the principal of or interest on the Credit Notes or any other Obligations hereunder to such Lender shall be unpaid they will:

SECTION 6.01. EXISTENCE, PROPERTIES. Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate, or other legal existence, as applicable, rights and comply in all material respects with all laws applicable to it; at all times maintain, preserve and protect all trade names and preserve all of its property, in each case, used or useful in and material to the conduct of its business and keep the same in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted in the ordinary course at all times.

SECTION 6.02. PAYMENT OF INDEBTEDNESS AND TAXES. (a) Pay all indebtedness and obligations for borrowed money, now existing or hereafter arising, as and when due and payable in accordance with customary trade practices, and (b) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and government charges or levies imposed upon it or upon its income and profits, or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that neither Borrower nor SFPG shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and it shall have set aside on its books adequate reserves determined in accordance with generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested; further, provided that, subject to the foregoing proviso, Borrower and SFPG will pay or cause to be paid all such taxes, assessments, charges, levies or claims upon the commencement of proceedings to foreclose any lien which has attached as security therefor.

SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Lender as soon as available, but in any event not later than one hundred and twenty (120) days after the end of each fiscal year, a copy of Borrower’s unaudited financial statements for such fiscal year.

SECTION 6.04. BOOKS AND RECORDS; ACCESS TO PREMISES. Keep adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with generally accepted accounting principles, and which shall reflect all financial transactions of Borrower and SFPG, as the case may be.

SECTION 6.05. NOTICE OF ADVERSE CHANGE. Promptly notify the Lender in writing of (a) any change in the business or the operations of Borrower or SFPG which could reasonably be expected to have a Material Adverse Effect, including, but not limited to, a decrease of the Market Value of the Eligible Credit Assets below the Credit Commitment, and (b) any information which indicates that any financial statements which are furnished to the Lender pursuant to this Agreement, fail, in any material respect, to present fairly, as of the date thereof and for the period covered thereby, the financial condition and results of operations purported to be presented therein, disclosing the nature thereof.

SECTION 6.06. NOTICE OF DEFAULT. Promptly notify the Lender of any Default or Event of Default which shall have occurred, which notice shall include a written statement as to such occurrence, specifying the nature thereof and the action (if any) which is proposed to be taken with respect thereto.

SECTION 6.07. NOTICE OF LITIGATION. Promptly notify the Lender of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined against Borrower or SFPG on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, could reasonably be expected to have a Material Adverse Effect.

SECTION 6.08. NOTICE OF DEFAULT IN OTHER AGREEMENTS. Promptly notify the Lender of any default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower or SFPG is a party which default could reasonably be expected to have a Material Adverse Effect.

SECTION 6.11. COMPLIANCE WITH APPLICABLE LAWS. Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority, the breach of which could reasonably be expected to have a Material Adverse Effect.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01. EVENTS OF DEFAULT. In the case of the happening of any of the following events (each an “Event of Default”):

(a) failure to pay the principal of, or interest on, any Loan, as and when due and payable;

(b) any representation or warranty made or deemed made in this Agreement or any other Loan Document shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

(c) any report, certificate, financial statement or other instrument furnished in connection with this Agreement or any other Loan Document or the borrowings hereunder, shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

(d) Borrower or SFPG shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law; (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition; (iii) apply for or consent to the employment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or SFPG or for a substantial part of its property, (iv) file an answer admitting the material allegations of a petition filed against it in such proceeding; (v) make a general assignment for the benefit of creditors; (vi) take corporate action for the purpose of effecting any of the foregoing; or (vii) become unable or admit in writing its inability or fail generally to pay its debts as they become due; or

(e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower or SFPG or of a substantial part of their respective property, under Title 11 of the United States Code or any other federal or state bankruptcy insolvency or similar law; (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or SFPG or for a substantial part of their property; or (iii) the winding-up or liquidation of Borrower or SFPG and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days.

then, at any time thereafter during the continuance of any such event, the Lender may, in its sole discretion, by written or telephonic notice to Borrower, take either or both of the following actions, at the same or different times, (i) terminate the Commitment and (ii) declare (a) its Credit Notes, both as to principal and interest, and (b) all other Obligations, to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Credit Note to the contrary notwithstanding; provided, however, that if an event specified in Section 7.01(d) or (e) shall have occurred, the Commitment shall automatically terminate and interest, principal and amounts referred to in the preceding clauses (i) and (ii) shall be immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything contained herein or in the Credit Notes to the contrary notwithstanding.

ARTICLE VIII
MISCELLANEOUS

SECTION 8.01. NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including telecopy and email), and unless otherwise expressly provided herein, shall be conclusively deemed to have been received by a party hereto and to be effective on the day on which delivered by hand to such party or one Business Day after being sent by overnight mail to the address set forth below, or, in the case of telecopy or email notice, when received, or if sent by registered or certified mail, three (3) Business Days after the day on which mailed in the United States, addressed to such party at such address set forth above:

SECTION 8.02. EFFECTIVENESS; SURVIVAL. This Agreement shall become effective on the date on which all parties hereto shall have signed a counterpart copy hereof and shall have delivered the same to the Lender. All representations and warranties made herein and in the other Loan Documents and in the certificates delivered pursuant hereto or thereto shall survive the making by the Lender of the Credit Loans as herein contemplated and the execution and delivery to the Lender of the Credit Notes evidencing the Credit Loans and shall continue in full force and effect so long as the Obligations hereunder are outstanding and unpaid and the Commitments are in effect. The obligations of Borrower pursuant to Section 8.03 shall survive termination of this Agreement and payment of the Obligations.

SECTION 8.03. SUCCESSORS AND ASSIGNS; PARTICIPATIONS. This Agreement shall be binding upon and inure to the benefit of Borrower, SFPG, the Lender, all future holders of the Credit Notes and their respective successors and permitted assigns. Neither party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party.

SECTION 8.04. NO WAIVER; CUMULATIVE REMEDIES. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under any Credit Note or any other Loan Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the other Loan Documents are cumulative and not exclusive of any rights, remedies powers and privileges provided by law.

SECTION 8.05. APPLICABLE LAW. THIS AGREEMENT AND THE CREDIT NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAW. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, any of this Agreement must be brought against any of the parties in the courts of the State of Delaware, or, if it has or can acquire jurisdiction, in the United States District Court for District of Delaware, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Nothing in this Section 8.05, however, affects the right of any party to serve legal process in any other manner permitted by law.

SECTION 8.06. SEVERABILITY. In case any one or more of the provisions contained in this Agreement, any Credit Note or any other Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

SECTION 8.07. HEADINGS. Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

SECTION 8.08. CONSTRUCTION. This Agreement is the result of negotiations between, and has been reviewed by, each of Borrower, the Lender and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of each party hereto, and no ambiguity shall be construed in favor of or against Borrower or the Lender.

SECTION 8.09. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute one and the same instrument. Conveyance of an electronic copy of the signed document will constitute execution and delivery.

SECTION 8.10. INDEPENDENT LEGAL COUNSEL. Ascendant Alternative Strategies, LLC (the “Placement Agent”) has retained its own legal counsel in connection with the transactions contemplated by the Loan Documents (the “Placement Agent’s Counsel”). The Placement Agent’s counsel has not and will not represent the Lender in connection with the Lender’s investment in the Company as contemplated under the terms of this Agreement and the Loan Documents. The Lender acknowledges that (i) no attorney-client relationship exists between the Lender and Placement Agent’s counsel and (ii) the Lender should seek his own advisors (including, without limitation, legal advisors) for advice and due diligence with respect to an investment in the Company, including with respect to a review of the Loan Documents.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower, SFPG and Lender have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.

CLR ROASTERS, LLC

By: /s/ Dave Briskie
Name: Dave Briskie
Title: Manager

SILES FAMILY PLANTATION GROUP S.A.

By:   /s/ Dave Briskie
Name: Dave Briskie
Title: Managing Director

  /s/ Carl Grover
Carl Grover

EXHIBIT A

CREDIT NOTE

$________

Issue Date: _________

FOR VALUE RECEIVED, CLR ROASTERS, LLC, a Florida limited liability company (the “Company”), with its principal place of business at 2131-2141 NW 72nd Avenue, Miami, Florida 33122, promises to pay to the order of Carl Grover. (“Payee”), on or before the date that is two (2) years after the Issue Date (the “Maturity Date”), the principal amount of ___________ Dollars ($_____), together with interest on the principal amount hereof at the rate of eight percent (8%) per annum. This Note is a “Credit Note” referred to in the Credit Agreement dated as of December 13, 2018, by and between the Company, Silas Family Plantation Group (“SFPG”) and Payee (as the same may be amended, modified or supplemented from time to time, the “Credit Agreement”) and is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Credit Loans evidenced hereby were made and are to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

1. Pursuant to that certain Security Agreement dated as of December 13, 2018 by and among the Company, SFPG and Payee, this Note and all obligations hereunder, and the other Credit Notes issued or issuable under of the Credit Agreement and all Obligations thereunder, respectively, are secured by a security interest in certain of the assets of the Company noted in the Security Agreement and guaranteed by SFPG pursuant to the terms of the Guarantee.

2. Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement and shall bear interest from the due date until such amounts are paid at the rate of ten percent (10%) per annum; provided, however, that in the event such interest rate would violate any applicable usury law, the default rate shall be the highest lawful interest rate permitted under such usury law.

3. Payments on both principal and interest are to be made in lawful money of the United States of America unless Payee agrees to another form of payment. Presentment, demand, protest or notice of any kind are hereby waived by the Company. The Company may not set off against any amounts due to Payee hereunder any claims against Payee or other amounts owed by Payee to the Company.

4. All rights and remedies of Payee under this Note are cumulative and in addition to all other rights and remedies available at law or in equity, and all such rights and remedies may be exercised singly, successively and/or concurrently. Failure to exercise any right or remedy shall not be deemed a waiver of such right or remedy.

5. The Company agrees to pay all reasonable costs of collection, including attorneys' fees which may be incurred in the collection of this Note or any portion thereof and, in case an action is instituted for such purposes, the amount of all attorneys' fees shall be such amount as the court shall adjudge reasonable.

6. This Note is made and delivered in, and shall be governed, construed and enforced under the laws of the State of Delaware.

7. This Note shall be subject to prepayment, at the option of the Company, in whole or in part, at any time and from time to time, without premium or penalty.

8. This Note or any benefits or obligations hereunder may not be assigned or transferred by the Company.

9.    Ascendant Alternative Strategies, LLC (the “Placement Agent”) has retained its own legal counsel in connection with the transactions contemplated by the Loan Documents (the “Placement Agent’s counsel”). The Placement Agent’s counsel has not and will not represent the Payee in connection with the Payee’s investment in the Company as contemplated under the terms of this Agreement and the Loan Documents. The Payee acknowledges that (i) no attorney-client relationship exists between the Payee and Placement Agent’s counsel and (ii) the Payee should seek his own advisors (including, without limitation, legal advisors) for advice and due diligence with respect to an investment in the Company, including with respect to a review of the Loan Documents.

CLR ROASTERS, LLC

By: ________________________________
Name:
Title:

A-1